Exhibit 99.1

Codexis Reports Third Quarter 2020 Financial Results

Stronger than expected total revenues of $18.4 million delivered in the quarter
Higher sequential sales expected again in the fourth quarter, showing growing momentum as we close 2020

Conference call begins at 4:30 p.m. Eastern time today

REDWOOD CITY, Calif. (November 5, 2020) – Codexis, Inc. (Nasdaq: CDXS), a leading protein engineering company, announces financial results for the three and nine months ended September 30, 2020 and provides a business update.

“We are reporting another quarter of exceptional financial performance with total revenues of $18.4 million,” said Codexis President and CEO John Nicols. “Product revenue once again exceeded our expectations with Merck, Allergan, and Urovant Sciences as leading contributors to the quarter. Given our strong showing to date and our outlook for the fourth quarter, we expect full year product revenue to be above our pre-COVID-19 guidance range and very close to what we delivered in 2019.

“The team has done an outstanding job to bring us back onto our strong growth track as we close out 2020,” Mr. Nicols added. “All of the growth verticals are reporting solid progress, including our advancing and widening Novel Biotherapeutics pipeline, our new life science and diagnostic enzyme launches, sales into food and other industrial verticals, on top of solid base revenues serving half of the world’s top 20 largest pharmaceutical companies in the quarter. Our expectation is to deliver 2020 total revenues near or above last year, despite the impact of the COVID-19 pandemic; this is a testament to the strength of the team and the business, and positions us well for continued momentum into 2021.”

Third Quarter Financial Results
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the third quarter of 2020 were $18.4 million, compared with $21.9 million for the third quarter of 2019. Product revenue was $8.4 million, compared with $10.4 million for the third quarter of 2019 with the decrease due to the timing of demand for branded and generic products. Research and development (R&D) revenue for the third quarter of 2020 was $10.0 million, compared with $11.6 million for the prior-year period, with the decrease primarily due to lower revenues under the Novartis CodeEvolver® licensing agreement and a prior-year milestone payment under the GSK CodeEvolver® licensing agreement, partially offset by the recognition of license fees under the Takeda collaboration. R&D revenue for the third quarter of 2020 included $4.6 million from the Performance Enzymes segment and $5.4 million from the Novel Biotherapeutics segment. In comparison, R&D revenue for the third quarter of 2019 included $10.1 million from the Performance Enzymes segment and $1.5 million from the Novel Biotherapeutics segment.

Gross margin on product revenue for the third quarter of 2020 was 57%, up from 51% for the third quarter of 2019 due to product mix.

R&D expenses were $12.0 million for the third quarter of 2020, compared with $8.7 million for the third quarter of 2019, with the increase primarily due to higher regulatory expenses, higher headcount, higher allocable expenses and outside services. R&D expenses for the third quarter of 2020 included $5.2 million from the Performance Enzymes segment and $6.4 million from the Novel Biotherapeutics segment. In comparison, R&D expenses for the
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third quarter of 2019 included $5.3 million from the Performance Enzymes segment and $3.1 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the third quarter of 2020 were $8.8 million, compared with $7.9 million for the third quarter of 2019, with the increase primarily due to costs associated with higher headcount, consultants, facilities, outside services and insurance, partially offset by lower recruiting costs and lower allocable expenses. SG&A expenses for the third quarter of 2020 included $2.7 million from the Performance Enzymes segment, $0.5 million from the Novel Biotherapeutics segment and the remaining portion is included in $6.0 million in corporate overhead, depreciation, amortization and other expenses. In comparison, SG&A expenses for the third quarter of 2019 included $2.0 million from the Performance Enzymes segment, $0.7 million from the Novel Biotherapeutics segment and the remaining portion is included in $5.4 million in corporate overhead, depreciation, amortization and other expenses.

The net loss for the third quarter of 2020 was $6.1 million, or $0.10 per share, compared with net income for the third quarter of 2019 of $0.3 million, or $0.01 per diluted share. Non-GAAP net loss for the third quarter of 2020 was $3.6 million, or $0.06 per share, compared with non-GAAP net income for the third quarter of 2019 of $2.5 million, or $0.04 per diluted share. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-date Financial Results
Total revenues for the nine months ended September 30, 2020 were $48.0 million, compared with $49.8 million for the nine months ended September 30, 2019, and included $30.0 million in R&D revenue and $18.0 million in product revenue. R&D revenue for the first nine months of 2020 included $13.4 million from the Performance Enzymes segment and $16.6 million from the Novel Biotherapeutics segment. In comparison, R&D revenue for the first nine months of 2019 included $16.5 million from the Performance Enzymes segment and $8.7 million from the Novel Biotherapeutics segment.

Gross margin on product sales for the first nine months of 2020 was 56%, up from 50% for the prior-year period due to product mix.

R&D expenses for the first nine months of 2020 were $33.8 million, compared with $25.0 million for the first nine months of 2019, with the increase primarily due to higher regulatory expenses, higher headcount and higher allocable expenses, partially offset by lower lab supplies and outside consultants. R&D expenses for the first nine months ended September 30, 2020 included $15.9 million from the Performance Enzymes segment and $16.8 million from the Novel Biotherapeutics segment. In comparison, R&D expenses for first nine months of 2019 included $14.9 million from the Performance Enzymes segment and $9.3 million from the Novel Biotherapeutics segment.

SG&A expenses for the nine months of 2020 were $26.3 million, compared with $24.2 million for the first nine months of 2019, with the increase due to an increase in costs associated with legal and accounting fees, higher facilities and headcount and licensed technology, partially offset by lower allocable expenses, lower travel expenses and lower recruiting costs. SG&A expenses for the first nine months of 2020 included $7.4 million from Performance Enzymes, $1.7 million from the Novel Biotherapeutics segment and the remaining portion is included in the $18.1 million in corporate overhead, depreciation and amortization expense. In comparison, SG&A expenses for the first nine months of 2019 included $6.5 million from the Performance Enzymes segment, $1.8 million from the Novel Biotherapeutics segment and the remaining portion is included in the $16.5 million in corporate overhead and depreciation and amortization expense.

The net loss for the nine months ended September 30, 2020 was $20.1 million, or $0.34 per share, compared with a net loss for the nine months ended September 30, 2019 of $11.3 million, or $0.20 per share. Non-GAAP net loss for the first nine months of 2020 was $12.6 million or $0.21 per share, compared with a non-GAAP net loss for the first nine months of 2019 of $4.4 million, or $0.08 per share.

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Cash and cash equivalents as of September 30, 2020 were $71.5 million, compared with $90.5 million as of December 31, 2019.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Impact of COVID-19 Pandemic
We continue to experience some business disruptions as a result of the COVID-19 pandemic. During the period from mid-March 2020 through the end of April 2020, in response to governmental orders governing the operation of businesses during the pandemic, we temporarily closed our Redwood City, California facilities, which resulted in a suspension of research and development and pilot plant operations. In May 2020, we initiated limited operations and gradually ramped up our R&D operations so that at present we are utilizing the majority of our normal R&D capacity. Additionally, we resumed small scale manufacturing at our Redwood City pilot plant in May 2020. Our larger volume manufacturing partners have remained operational to date, enabling continued production of critical materials for our customers, and our supply chain team has continued to ship products near or on schedule. We and our partners continue to strive to meet customers’ product supply needs, but our forward deliveries may be impacted as the global situation continues to develop. In addition, restrictions on the ability to travel and access to our customers, partners, suppliers or contract manufacturers, as well as temporary closures of our facilities or the facilities of our customers, partners, suppliers or contract manufacturers could negatively impact our sales and operating results. The impact of the COVID-19 outbreak on local economies and the global stock markets could also lead to delays in delivering our products and services to customers and collaboration partners and decreased demand for our products and services. The total impact of these disruptions could have a material impact on our financial results. Due to the uncertain scope and duration of the pandemic, and uncertain timing of global recovery and economic normalization, we cannot at this time estimate the future impact on our operations and financial results.

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 844-763-8274 for domestic callers and 412-717-9224 for international callers, and the passcode is 10149420. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-344-7529 for domestic callers, 855-669-9658 for Canadian callers or 412-317-0088 for international callers. Please use the passcode 10149420 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

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About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding product revenue for the fourth quarter and all of 2020, its expectations for 2020 total revenues, its prospects heading into 2021, its ability to continue to restore normal R&D operating capacity through the remainder of 2020 and possible impacts of the COVID-19 pandemic on Codexis’s operations and businesses and Codexis’ prospects for recovery from those impacts. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: the continuing effect of the COVID-19 pandemic on the operations of Codexis, its suppliers and customers; Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers; potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to deploy its technology platform in new market spaces; Codexis’ dependence on key personnel; Codexis’ ability to compete may decline if it loses some of its intellectual property rights; third party claims that Codexis infringes third-party intellectual property rights; Codexis could face increased competition if third parties misappropriate Codexis biocatalysts; the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its biotherapeutic licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ biotherapeutic programs are early stage, highly regulated and expensive; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and the results inherently unpredictable; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; unintended or undesirable side effects of our product candidates could hinder or prevent receipt of regulatory approval; even if regulatory approval is obtained for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements and expenses; our biotherapeutic products may face competition in the market; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; and risks associated with epidemic diseases or the perception of their effects. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2020 and its Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100
jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Product revenue	$8,401	$10,351	$18,005	$24,588
Research and development revenue	9,984	11,555	30,018	25,220
Total revenues	18,385	21,906	48,023	49,808
Costs and operating expenses:
Cost of product revenue	3,642	5,067	7,882	12,230
Research and development	12,010	8,711	33,830	25,000
Selling, general and administrative	8,797	7,869	26,307	24,180
Total costs and operating expenses	24,449	21,647	68,019	61,410
Income (loss) from operations	(6,064)	259	(19,996)	(11,602)
Interest income	39	480	362	929
Other expenses, net	(50)	(403)	(125)	(615)
Income (loss) before income taxes	(6,075)	336	(19,759)	(11,288)
Provision for (benefit from) income taxes	19	(7)	331	12
Net income (loss)	$(6,094)	$343	$(20,090)	$(11,300)

Net income (loss) per share, basic	$(0.10)	$0.01	$(0.34)	$(0.20)
Net income (loss) per share, diluted	$(0.10)	$0.01	$(0.34)	$(0.20)
Weighted average common stock shares used in computing net income (loss) per share, basic	59,061	58,287	58,984	55,818
Weighted average common stock shares used in computing net income (loss) per share, diluted	59,061	61,412	58,984	55,818

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$71,516	$90,498
Restricted cash, current	633	661
Financial assets:
Accounts receivable	10,711	9,063
Contract assets	975	1,027
Unbilled receivables	14,985	10,099
Total Financial assets	26,671	20,189
Less: allowances	(74)	(34)
Total Financial assets, net	26,597	20,155
Inventories	737	371
Prepaid expenses and other current assets	3,450	2,520
Total current assets	102,933	114,205
Restricted cash	1,062	1,062
Investment in Equity Securities	1,000	—
Right-of-use assets - Operating leases, net	21,996	23,837
Right-of-use assets - Finance leases, net	145	268
Property and equipment, net	7,289	6,282
Goodwill	3,241	3,241
Other non-current assets	353	178
Total assets	$138,019	$149,073

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,499	$2,621
Accrued compensation	6,277	5,003
Other accrued liabilities	7,570	6,540
Current portion of lease obligations - Operating leases	2,554	1,107
Current portion of lease obligations - Finance leases	—	60
Deferred revenue	1,596	57
Total current liabilities	20,496	15,388
Deferred revenue, net of current portion	2,460	1,987
Long-term lease obligations - Operating leases	23,001	24,951
Other long-term liabilities	1,261	1,230
Total liabilities	47,218	43,556

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	453,294	447,920
Accumulated deficit	(362,499)	(342,409)
Total stockholders' equity	90,801	105,517
Total liabilities and stockholders' equity	$138,019	$149,073
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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended September 30, 2020			Three months ended September 30, 2019
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$8,401	$—	$8,401	$10,351	$—	$10,351
Research and development revenue	4,604	5,380	9,984	10,073	1,482	11,555
Total revenues	13,005	5,380	18,385	20,424	1,482	21,906
Costs and operating expenses:
Cost of product revenue	3,642	—	3,642	5,067	—	5,067
Research and development (1)	5,184	6,433	11,617	5,313	3,080	8,393
Selling, general and administrative(1)	2,675	515	3,190	2,037	690	2,727
Total segment costs and operating expenses	11,501	6,948	18,449	12,417	3,770	16,187
Income (loss) from operations	$1,504	$(1,568)	(64)	$8,007	$(2,288)	5,719
Corporate costs (2)			(5,483)			(4,912)
Depreciation and amortization			(528)			(471)
Income (loss) before income taxes			$(6,075)			$336

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$18,005	$—	$18,005	$24,588	$—	$24,588
Research and development revenue	13,380	16,638	30,018	16,512	8,708	25,220
Total revenues	31,385	16,638	48,023	41,100	8,708	49,808
Costs and operating expenses:
Cost of product revenue	7,882	—	7,882	12,230	—	12,230
Research and development (1)	15,877	16,848	32,725	14,889	9,252	24,141
Selling, general and administrative (1)	7,395	1,728	9,123	6,499	1,768	8,267
Total segment costs and operating expenses	31,154	18,576	49,730	33,618	11,020	44,638
Income (loss) from operations	$231	$(1,938)	(1,707)	$7,482	$(2,312)	5,170
Corporate costs (2)			(16,526)			(15,185)
Depreciation and amortization			(1,526)			(1,273)
Loss before income taxes			$(19,759)			$(11,288)

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.
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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

(i) Research and development expenses
Research and development expenses - GAAP	$12,010	$8,711	$33,830	$25,000
Non-GAAP adjustments:
Depreciation expense(a)	(376)	(301)	(1,038)	(793)
Stock-based compensation(b)	(385)	(458)	$(1,279)	$(1,249)
Research and development expenses - Non-GAAP	$11,249	$7,952	$31,513	$22,958

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$8,797	$7,869	$26,307	$24,180
Non-GAAP adjustments:
Depreciation expense(a)	(126)	(125)	(365)	(325)
Stock-based compensation(b)	(1,599)	(1,274)	(4,813)	(4,534)
Selling, general and administrative expenses - Non-GAAP	$7,072	$6,470	$21,129	$19,321

(iii) Net income (loss)
Net Income (loss) - GAAP	$(6,094)	$343	$(20,090)	$(11,300)
Non-GAAP adjustments:
Depreciation expense(a)	502	426	1,403	1,118
Stock-based compensation(b)	1,984	1,732	6,092	5,783
Net income (loss) - Non-GAAP	$(3,608)	$2,501	$(12,595)	$(4,399)

(iv) Net income (loss) per share
Net income (loss) per share - GAAP, basic	$(0.10)	$0.01	$(0.34)	$(0.20)
Non-GAAP adjustments:
Depreciation expense(a)	$0.01	$0.01	$0.02	$0.02
Stock-based compensation(b)	$0.03	$0.03	$0.10	$0.10
Net income (loss) per share - Non-GAAP, basic	$(0.06)	$0.04	$(0.21)	$(0.08)

Net income (loss) per share - GAAP, diluted	$(0.10)	$0.01	$(0.34)	$(0.20)
Non-GAAP adjustments:
Depreciation expense(a)	$0.01	$0.01	$0.02	$0.02
Stock-based compensation(b)	$0.03	$0.03	$0.10	$0.10
Net income (loss) per share - Non-GAAP diluted	$(0.06)	$0.04	$(0.21)	$(0.08)

Weighted average common shares used in computing GAAP and non-GAAP net income (loss) per share, basic	59,061	58,287	58,984	55,818
Effect of dilutive shares	—	3,125	—	—
Weighted average common shares used in computing GAAP and non-GAAP net income (loss) per share, diluted	59,061	61,412	58,984	55,818

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These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: We provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation expense: We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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